EXHIBIT 99.1

374Water Reports First Quarter 2025 Financial Results

Multiple Deployments Scheduled throughout 2025 to Showcase AirSCWO Technology

Launched Waste Destruction Services and Signed RCRA Part B TSDF Partner Agreement to Expand Onsite Operations

New Executive Team and Director Appointments to Drive Commercial Trajectory

DURHAM, NC – May 15, 2025 - 374Water Inc. (NASDAQ: SCWO) ("374Water") (the "Company"), a global leader in waste destruction technology for the municipal, federal, and industrial markets, today reported its financial and operational results for the first quarter ended March 31, 2025.

“The first quarter of 2025 was focused on our robust, actionable backlog and pipeline and accelerating our proprietary AirSCWO (“AS”) system’s commercial trajectory,” said Chris Gannon, President and CEO of 374Water. “Building on the success of our AS system deployed to the City of Orlando’s Iron Bridge Water Reclamation Facility, we continued to make progress during the quarter for the expected deployment to Orange County Sanitation (“OC San”) in the second half of the year. We were also awarded a contract by the State of North Carolina to destroy 1,000 gallons of aqueous film forming form (“AFFF”) containing per- and polyfluoroalkyl ("PFAS"), this contract could increase by up to 29,000 gallons in a subsequent phase.

“To support our commercial rollout and operational execution, we continued to buildout our executive team and Board. Raj Melkote, Chief Technology Officer, brings tremendous expertise in strategy, product commercialization, new product development, and core technology innovation enabling us to more rapidly scale our business and further ruggedize and refine our AS technology.  Stephen Jones, our newest independent director, has extensive experience in corporate leadership including as CEO of Covanta, board roles, and expertise in environmental services and industrial gases and chemicals. His appointment adds critical and valuable components to the board with his decades of industry experience and, equally important, his key relationships that will open doors with new partners.  Most recently we welcomed James Pawloski as an Advisor and have also nominated him to serve as an independent director. As the former CEO of Regeneration and Recovery Solutions at Veolia North America, we expect his perspective and extensive experience in waste, wastewater, and environmental solutions to support our commercialization.

“The U.S. Environmental Protection Agency (“EPA”) recently announced major actions to combat per- and polyfluoroalkyl substances (“PFAS”) contamination and we believe these actions and the regulatory environment for PFAS will create strong demand tailwinds for our AirSCWO platform designed to destroy a wide variety of non-hazardous and hazardous organic wastes reaching non-detect or below EPA required levels, including PFAS. We expect the planned actions to quantify liabilities and expand PFAS remediation efforts could drive significant interest in our technology as companies look to limit liability and public funds are allocated for cleanup efforts.

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“Looking ahead, with the completion of numerous municipal, federal, and industrial waste destruction demonstrations on a wide variety of solid and liquid waste streams, we are generating demand across these markets. We have made significant progress ruggedizing and optimizing our AS system and are continuing to improve our AS technology. We are completing the manufacturing of an AS1 and an AS6 unit and anticipate launching and beginning to accept third-party waste streams at our initial Waste Destruction Services (“WDS”) operations.  In addition to our OC San deployment, we expect multiple additional deployments throughout 2025 to showcase the AS system. We look forward to additional milestones and announcements in the months ahead,” concluded Gannon.

Recent Highlights

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Signed a Waste Destruction Services term sheet with a leading provider of specialized environmental and waste management solutions, to conduct waste destruction operations at their RCRA Part B TSDF facility.

•	Significant progress made in further ruggedizing and optimizing AirSCWO, pre-treatment, and post-treatment systems.
•	Conducted numerous demonstrations on a wide variety of organic waste streams at commercial and lab bench scale with waste destruction results at or above 99.99%.
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The U.S. EPA announced major actions to combat per- and PFAS contamination, underscoring the federal government’s commitment to safeguard public health through preventing PFAS from entering drinking water systems and holding polluters accountable.

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Appointed Raj Melkote as Chief Technology Officer, bringing more than 30 years of domestic and international engineering executive with an extensive track record in conceptualizing, developing, and commercializing innovative new industrial technology products across a wide range of industries.

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Appointed Stephen J. Jones to the Board of Directors, the former CEO of Covanta Holding Corporation and veteran industrial executive to advance commercial rollout of AirSCWO Technology to Municipal, Federal, and Industrial Waste Destruction markets.

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Appointed James Pawloski as an Advisor to the Company, bringing significant leadership experience, most recently serving as the President & CEO of Regeneration and Recovery Solutions at Veolia North America.

Anticipated Upcoming Events

•	Establish Waste Destruction Services operations at RCRA Part B TSDF partner facility.
•	Complete 90-day biosolids destruction demonstration at Orlando’s Iron Bridge Water Reclamation Facility.
•	Complete AS6 system assembly and upgrades, Factory Acceptance Test, installation, and begin biosolids destruction operations at the OC San in Fountain Valley, CA.
•	Complete manufacturing of an AS1 system for deployment.
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Complete the highly anticipated Department of Defense (“DoD”) project in Detroit, Michigan, with Arcadis and Clean Earth, aimed at identifying commercial-scale technology solutions to destroy PFAS contaminated wastes.

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First Quarter 2025 Financial Summary

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For the first quarter of 2025, revenue totaled $0.5 million compared to $0.3 million in the prior year. The company’s business has been focused on the development and commercialization of its supercritical water oxidation (SCWO) systems. Revenue generated was primarily from equipment manufacturing services and services, specifically a full-scale demonstration and treatability studies during the three months ending March 31, 2025, and March 31, 2024, respectively. During the three months ended March 31, 2025, we completed a full-scale demonstration for a customer resulting in an increase in our service revenues of $376,000, offset by a decrease in equipment manufacturing revenue of approximately $162,000.

•	Total operating expenses increased 106% to $3.9 million for the three months ended March 31, 2025, compared to $1.9 million in the prior year period.
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The increase was primarily due to an increase of $1.2 million in general and administrative expenses, an increase in professional fees of $0.5 million, and an increase in compensation and related expenses of $0.4 million, offset by a slight decrease in research and development expenses.

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The increases in general and administrative expenses stem from increased stock-based compensation, continued efforts to establish our executive team as well as the relocation of our manufacturing facility and continued commercialization and growth efforts.

o	The increase in our professional fees are primarily because of increased legal fees as a result of a litigation settlement and recruiting fees related to the increase in headcount.
o	The increase in compensation is due to increased staffing as the company increases operations.
o	The decrease in research and development expenses is primarily due to a temporary reduction in personnel in this department during the current period.

•	Net loss for the three months ended March 31, 2025, was $3.7 million, as compared with $2.0 million in the prior year.
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Cash and cash equivalents as of March 31, 2025, was $6.9 million, as compared to $10.7 million as of December 31, 2024. As of March 31, 2025, working capital was $8.7 million, compared to $11.7million as of March 31, 2024.

First Quarter 2025 Results Conference Call

374Water CEO Chris Gannon and CFO Russell Kline will host the conference call, followed by a question-and-answer period. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed following the call via the investor relations section of the Company’s website here.

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To access the call, please use the following information:

Date:	Thursday, May 15, 2025
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial-in:	1-877-423-9813
International Dial-in:	1-201-689-8573
Conference Code:	13753142
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1715002&tp_key=0151c3011d

A telephone replay will be available approximately three hours after the call and will run through May 29, 2025, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 13753142. The replay can also be viewed through the webcast link above and the presentation utilized during the call will be available in the Company’s investor relations section here.

About 374Water

374Water Inc. (NASDAQ: SCWO) is a global industrial technology and services company providing innovative solutions addressing wastewater treatment and waste management issues within the municipal, federal and industrial markets. 374Water's AirSCWO technology is designed to efficiently destroy and mineralize a broad spectrum of organic non-hazardous and hazardous organic wastes producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. 374Water's AirSCWO technology has the potential to assist its customers to meet discharge requirements, reduce or eliminate disposal costs, remove bottlenecks, and reduce litigation and other risks. 374Water continues to be a leader in innovative waste treatment solutions, dedicated to creating a greener future and eradicating harmful pollutants. Learn more by visiting www.374water.com and follow us on LinkedIn.

Cautionary Language on Forward-Looking Statements

Certain statements in this communication are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan, our ability to process a range of waste and contaminants at scale, our progress toward commercialization, the timing to complete our demonstration in Orlando, the timing to manufacture and deploy AirSCWO systems, including the deployment to OC San, demand for our products, including capital sales, leases, and waste destruction services, whether we will receive additional AFFF to destroy from North Carolina, whether we will be successful in converting our pipeline to revenue, the regulatory environment, and whether we will be able to scale our business to meet demand,  and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "project," "consider," "predict," "potential," "feel," or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the Company's subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations and Media Contact

Chris Tyson

Executive Vice President

MZ North America

Direct: 949-491-8235

SCWO@mzgroup.us

www.mzgroup.us

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374Water Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2025 (Unaudited) and December 31, 2024
	March 31, 2025	December 31, 2024
Assets
Current Assets:
Cash	$6,883,845	$10,651,644
Accounts receivable, net of allowance	94,103	269,733
Unbilled accounts receivable	2,163,417	1,653,007
Other accounts receivable	29,246	43,886
Inventory, net	1,876,554	1,701,474
Contract assets	197,043	136,651
Prepaid expenses	338,315	431,412
Total Current Assets	11,582,523	14,887,807
Long-Term Assets:
Property, and equipment, net	2,719,232	2,567,571
Intangible asset, net	998,251	1,016,594
Right-of-use asset, net	662,310	691,014
Other assets	15,847	20,847
Total Long-Term Assets	4,395,640	4,296,026
Total Assets	$15,978,163	$19,183,833

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$819,528	$906,394
Accrued bonuses	380,000	570,000
Accrued contract loss provision	1,000,000	1,000,000
Accrued legal settlement	335,000	335,000
Unearned revenue	170,000	197,683
Operating lease liability	105,697	101,320
Other liabilities	37,998	17,279
Total Current Liabilities	2,848,223	3,127,676
Long-Term Liabilities:
Unearned revenue, less current portion	30,000	30,000
Operating lease liability, less current portion	523,210	551,376
Total Long-Term Liabilities	553,210	581,376
Total Liabilities	3,401,433	3,709,052
Commitments and contingencies (Note 9)
Stockholders’ Equity
Preferred stock: 50,000,000 shares authorized, par value $0.0001 per share, nil issued and outstanding	-	-
Common stock: 200,000,000 authorized, par value $0.0001 per share, 144,682,963 and 144,301,977 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	14,467	14,429
Additional paid-in capital	44,631,210	43,845,499
Accumulated deficit	(32,071,418)	(28,387,618)
Accumulated other comprehensive income	2,471	2,471
Total Stockholders’ Equity	12,576,730	15,474,781
Total Liabilities and Stockholders’ Equity	$15,978,163	$19,183,833

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374Water Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2025 and 2024

(Unaudited)

	Three months ended March 31,
	2025	2024

Revenues	$543,100	$315,278
Cost of goods revenues	404,817	617,298
Gross margin	138,283	(302,020)
Operating Expenses
Research and development	500,904	535,147
Compensation and related expenses	1,025,705	651,604
Professional fees	771,901	252,705
General and administrative	1,610,669	459,727
Total Operating Expenses	3,909,179	1,899,183

Loss from Operations	(3,770,896)	(2,201,203)

Other Income
Interest income	89,710	104,620
Other income	(2,614)	72,118
Total Other Income	87,096	176,738
Net Loss before Income Taxes	(3,683,800)	(2,024,465)
Provision for Income Taxes	—	—

Net Loss	$(3,683,800)	$(2,024,465)

Net Loss per Share - Basic and Diluted	$(0.03)	$(0.02)

Weighted Average Common Shares Outstanding - Basic and Diluted	144,607,438	132,668,777

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374WaterInc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

Cash Flows from Operating Activities	2025	2024
Net loss	$(3,683,800)	$(2,024,465)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	164,004	24,560
Non-cash lease expense	28,704	-
Issuance of common stock for services	66,900	4,500
Stock-based compensation	694,849	183,200
Increase in inventory reserve	-	50,000
Changes in operating assets and liabilities:
Accounts receivable	175,630	(19,532)
Unbilled accounts receivable	14,640	(277,056)
Other receivables	(510,410)	5,588
Inventory	(175,080)	(374,981)
Contract assets	(60,392)	-
Prepaid expenses	93,097	(340,280)
Other assets	5,000	-
Accounts payable and accrued expenses	(86,866)	(183,424)
Accrued bonus	(190,000)	-
Accrued contract loss provision	-	100,000
Unearned revenue	(27,683)	2,768
Other liabilities	20,719	(26,379)
Operating lease liability	(23,789)	-
Net Cash Used In Operating Activities	(3,494,477)	(2,508,653)

Cash Flows from Investing Activities
Purchases of property and equipment	(297,322)	-
Increase in intangible assets	-	(590)
Net Cash Used In Investing Activities	(297,322)	(590)

Cash Flows from Financing Activities
Proceeds from the exercise of stock options	24,000	-
Net Cash Provided by Financing Activities	24,000	-

Net Decrease in Cash	(3,767,799)	(2,509,243)
Cash, Beginning of the Period	10,651,644	10,445,404
Cash, End of the Period	$6,883,845	$7,936,161

SUPPLEMENTALCASHFLOWDISCLOSURES:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

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